Exhibit 99.1
LUMINEX CORPORATION REPORTS THIRD QUARTER 2008 RESULTS
RAISES FULL YEAR 2008 REVENUE GUIDANCE
AUSTIN, Texas (November 6, 2008) — Luminex Corporation (NASDAQ:LMNX) today announced financial results for the third quarter and nine months ended September 30, 2008. Financial and operating highlights include the following:
•	Net income of $3.2 million for the third quarter of 2008 and $1.0 million of net income year to date

•	Consolidated total revenue of $28.9 million, representing a 49 percent increase year-over-year

•	System shipments of 239, resulting in cumulative life to date shipments of 5,641, up 19 percent from a year ago; representing the eighth consecutive quarter of system shipments of 200 or more

•	Consumables revenue of $8.3 million and royalty revenue of $3.9 million, up 47 percent and 45 percent, respectively, from the third quarter of 2007

•	Consolidated gross profit margin of 68 percent for the third quarter

•	New and extended partnerships with leading companies:
-	New partnership with BD Diagnostics TriPath to create diagnostic tests for cancer

-	Extended agreement with Genzyme Genetics for Luminex’s xTAG® Cystic Fibrosis Test Kit, CF97
Net income for the third quarter of 2008 was $3.2 million, or $0.08 per share, compared with net loss of $1.8 million, or ($0.05) per share, for the same period last year. Net income for the third quarter of 2008 included non-cash charges of $1.8 million in stock compensation expense associated with SFAS 123R and $0.6 million associated with the amortization of intangible assets.

LMNX Reports Third Quarter 2008 Results

November 6, 2008
LUMINEX CORPORATION
REPORTABLE SEGMENT HIGHLIGHTS
(unaudited)
(in thousands)

	Three Months Ended September 30,
	2008	2007
Revenue
Technology group	$22,582	$16,027
Assay group	6,315	3,326

	28,897	19,353

Operating income (loss)
Technology group	3,228	210
Assay group	(247)	(2,068)

Operating income (loss)	2,981	(1,858)
“We are extremely pleased with our results for the third quarter, which were highlighted by 49 percent revenue growth over third quarter 2007 and 43 percent revenue growth year to date, healthy gross margins of 68 percent, excellent execution and performance in both our partnership and assay businesses, and record profits,” said Patrick J. Balthrop, president and chief executive officer of Luminex. “Revenues in our technology segment grew by over 40 percent year-over-year and we expanded operating income in the technology segment significantly over the third quarter of 2007. Our assay segment also delivered strong results with revenue growth of 90 percent over the same period last year and, in part as a result of the successful integration of LMD, we believe this segment is on the verge of operating profitability. We have previously stated that our goal during 2008 was to hold quarterly consolidated SG&A expenses flat versus the fourth quarter of 2007, net of one time or unusual events. For the third quarter in a row, we have delivered on this goal. Our ability to execute our plans in this area was a significant contributor to the outstanding results that we delivered for the third quarter and year to date.”
FINANCIAL OUTLOOK AND GUIDANCE
The Company is raising its specific annual revenue guidance for 2008 to total revenue between $102 million and $107 million; up from a range of $95 million to $105 million.

LMNX Reports Third Quarter 2008 Results

November 6, 2008
CONFERENCE CALL
Management will host a conference call to discuss the operating highlights and financial results for the third quarter ended September 30, 2008, on Thursday, November 6, 2008, at 5:00 p.m. Eastern time. The conference call will be webcast live and will be accompanied by a slide presentation, both of which may be accessed at Luminex Corporation’s website at http://www.luminexcorp.com. Simply log on to the web at the address above, go to the Company section and access the Investor Relations link. Please go to the website at least 15 minutes prior to the call to register, download and install any necessary audio/video software. If you are unable to participate during the live webcast, the call and slides will be archived for one year on the website using the ‘replay’ link.
ABOUT LUMINEX CORPORATION
Luminex develops, manufactures and markets proprietary biological testing technologies with applications throughout the life sciences industry. The Company’s xMAP® system is an open-architecture, multi-analyte technology platform that delivers fast, accurate and cost-effective bioassay results to markets as diverse as pharmaceutical drug discovery, clinical diagnostics and biomedical research, including the genomics and proteomics research markets. The Company’s xMAP® technology is sold worldwide and is in use in leading research laboratories as well as major pharmaceutical, diagnostic and biotechnology companies. Further information on Luminex or xMAP® can be obtained on the Internet at http://www.luminexcorp.com.
Statements made in this release that express Luminex’ or management’s intentions, plans, beliefs, expectations or predictions of future events are forward-looking statements. The words “believe,” “expect,” “intend,” “estimate,” “anticipate,” “will,” “could,” “should” and similar expressions are intended to further identify such forward-looking statements for purposes of the Private Securities Litigation Reform Act of 1995. It is important to note that the Company’s actual results or performance could differ materially from those anticipated or projected in such forward-looking statements. Factors that could cause Luminex’ actual results or performance to differ materially include risks and uncertainties relating to, among others, market demand and acceptance of Luminex’ products and technology, the Company’s dependence on strategic partners for development, commercialization and distribution of products, concentration of the Company’s revenue in a limited number of strategic partners, fluctuations in quarterly results due to a lengthy and unpredictable sales cycle and bulk purchases of consumables, Luminex’ ability to scale manufacturing operations and manage operating expenses, gross margins and inventory levels, potential shortages of components, competition, the timing of regulatory approvals, the implementation, including any modification, of the Company’s strategic operating plans, the uncertainty regarding the outcome or expense of any litigation brought against Luminex, risks relating to Luminex’ foreign operations, risks and uncertainties associated with implementing our acquisition strategy and the ability to integrate acquired companies, or selected assets into our consolidated business operations, including the ability to recognize the benefits of our acquisitions, as well as the risks discussed under the heading “Risk Factors” in Luminex’ Reports on Forms 10-K and 10-Q, as filed with the Securities and Exchange Commission. The forward-looking statements, including the financial guidance, contained herein represent the judgment of Luminex as of the date of this press release, and Luminex expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in Luminex’ expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

LMNX Reports Third Quarter 2008 Results

November 6, 2008
LUMINEX CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$81,618	$27,233
Short-term investments	35,050	6,944
Accounts receivable, net	12,789	11,827
Inventory, net	9,547	6,508
Other	1,698	856

Total current assets	140,702	53,368

Property and equipment, net	12,038	12,673
Intangible assets, net	16,449	16,919
Long-term investments	2,000	—
Goodwill	39,617	39,617
Other	804	982

Total assets	$211,610	$123,559

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,963	$3,346
Accrued liabilities	6,376	6,811
Deferred revenue	2,898	2,276
Current portion of long term debt	346	134

Total current liabilities	13,583	12,567
Long-term debt	3,463	2,976
Deferred revenue and other	5,037	4,536

Total liabilities	22,083	20,079

Stockholders’ equity:
Common stock	40	35
Additional paid-in capital	276,234	191,218
Accumulated other comprehensive loss	(30)	(8)
Accumulated deficit	(86,717)	(87,765)

Total stockholders’ equity	189,527	103,480

Total liabilities and stockholders’ equity	$211,610	$123,559

LMNX Reports Third Quarter 2008 Results

November 6, 2008
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Revenue	$28,897	$19,353	$76,250	$53,508
Cost of revenue	9,343	7,336	24,876	20,724

Gross profit	19,554	12,017	51,374	32,784
Operating expenses:
Research and development	4,443	4,464	13,899	11,035
Selling, general and administrative	12,130	10,011	36,276	28,823
In-process research and development expense	—	(600)	—	7,400

Total operating expenses	16,573	13,875	50,175	47,258

Income (loss) from operations	2,981	(1,858)	1,199	(14,474)
Interest expense from long-term debt	(137)	(253)	(406)	(685)
Other income, net	490	309	629	1,350

Income (loss) before income taxes	3,334	(1,802)	1,422	(13,809)
Income taxes	(161)	(50)	(374)	37

Net income (loss)	$3,173	$(1,852)	$1,048	$(13,772)

Net income (loss) per share, basic	$0.08	$(0.05)	$0.03	$(0.40)

Shares used in computing net income (loss) per share, basic	40,002	35,097	37,056	34,043
Net income (loss) per share, diluted	$0.08	$(0.05)	$0.03	$(0.40)

Shares used in computing net income (loss) per share, diluted	42,173	35,097	38,957	34,043

LMNX Reports Third Quarter 2008 Results

November 6, 2008
LUMINEX CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2008	2007	2008	2007
	(unaudited)		(unaudited)
Operating activities:
Net income (loss)	$3,173	$(1,852)	$1,048	$(13,772)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	1,821	1,067	5,125	3,445
In-process research and development expense	—	(600)	—	7,400
Stock-based compensation and other	1,781	1,744	5,202	4,843
Loss on disposal of assets	—	—	7	88
Other	(131)	1	467	3
Changes in operating assets and liabilities:
Accounts receivable, net	(2,771)	(741)	(985)	(2,398)
Inventory, net	(1,034)	(503)	(3,039)	(1,223)
Prepaids and other	139	361	(793)	242
Accounts payable	465	(342)	1,103	(4,159)
Accrued liabilities	(290)	536	(1,346)	(1,817)
Deferred revenue	530	(545)	1,122	(402)

Net cash provided by (used in) operating activities	3,683	(874)	7,911	(7,750)

Investing activities:
Net sales (purchases) of held-to-maturity investments	(27,174)	33	(30,106)	9,743
Purchase of property and equipment	(852)	(2,002)	(2,747)	(5,331)
Acquisition of business, net of cash acquired	—	50	—	(2,686)
Acquisition activity	(93)	—	(505)	(265)
Acquired technology rights	(234)	(5)	(1,216)	(5)
Proceeds from sale of assets	20	—	20	30

Net cash (used in) provided by investing activities	(28,333)	(1,924)	(34,554)	1,486

Financing activities:
Payments on debt	—	(4)	(134)	(12,349)
Proceeds from secondary offering, net of offering costs	(104)	—	74,675	—
Proceeds from issuance of common stock	3,668	459	6,438	632
Other	—	4	—	13

Net cash provided by (used in) financing activities	3,564	459	80,979	(11,704)

Effect of foreign currency exchange rate on cash	25	228	49	279
Change in cash and cash equivalents	(21,061)	(2,111)	54,385	(17,689)
Cash and cash equivalents, beginning of period	102,679	11,836	27,233	27,414

Cash and cash equivalents, end of period	$81,618	$9,725	$81,618	$9,725

Supplemental disclosure of cashflow information:
Interest and penalties paid	$1	$1	$160	$1,336

Supplemental disclosure of non-cash effect of acquisitions:
Purchase price	$—	$(1,182)	$—	$(48,928)
Common stock issued	—	—	—	41,755
Conversion of Tm options and warrants	—	—	—	2,315
Cash acquired	—	1,232	—	1,232
Acquisition, net of cash acquired	—	—	—	940

	$—	$50	$—	$(2,686)

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